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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of (i) our report dated March 20, 1997 except for Note 7 for which the date is May 31, 1997 relating to the combined financial statements of Intelliphone, Inc. and Choicetel, Inc., (ii) our report dated April 30, 1997 relating to the statements of revenues and direct expenses for the Telco West, Inc. pay telephone division,
(iii) our report dated May 16, 1997 relating to the statements of operations for Computer Assisted Technologies, Inc. and (iv) the reference to our Firm under the caption "Experts" in the Prospectus included therein.

                                          /s/ Schechter Dokken Kanter
                                              Andrews & Selcer, Ltd.
                                          --------------------------------------
                                          SCHECHTER DOKKEN KANTER
                                            ANDREWS & SELCER, LTD.

Minneapolis, Minnesota
June 24, 1997